Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Investors: Francesca DeMartino, SVP, Head of Investor Relations - 201-847-5743
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD REPORTS FIRST QUARTER FISCAL 2022 FINANCIAL RESULTS

•Revenue of $5.0 billion declined 6.0% as reported and 5.9% on currency-neutral basis, due to a decline in worldwide COVID-only testing revenues to $185 million from $866 million in the prior year
•Revenue driven by growth of 8.1% as reported, 8.3% currency-neutral, in base revenues
•GAAP diluted EPS of $2.28; adjusted diluted EPS of $3.64
•Company raises full year revenue and EPS guidance

FRANKLIN LAKES, NJ (Feb. 3, 2022) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its first quarter of fiscal year 2022, which ended December 31, 2021.

“Our first quarter results reflect continued execution of our BD2025 strategy and strong base business performance from all three segments. Through our focused execution we are driving meaningful revenue growth and improving margins, and we remain uniquely positioned to deliver value during an uncertain environment,” said Tom Polen, chairman, CEO and president of BD. “We continue to advance our innovation pipeline and tuck-in M&A strategy, strengthening our leadership position in our durable core and adding transformative solutions to our portfolio. As we look forward, we are confident in our ability to deliver on our commitments and are well-positioned to create long-term growth and value for all our stakeholders.”

Recent Business Highlights

BD continues to advance its innovation-driven growth strategy, tuck-in M&A and ESG initiatives. Recent highlights include:
•New BD innovation in flow cytometry: Profiled in cover story of January issue of Science magazine, demonstrating landmark advancement in flow cytometry technology with potential to transform a wide range of disciplines from immunology and genomics research to cell-based therapeutics.
•BD Kiestra™ IdentifA: Received 510(k) clearance from the U.S. FDA. Designed to automate the preparation of microbiology bacterial identification testing using smart connected robotics.
•BD COR™ MX: Received CE Mark for infectious disease testing and is final module introduced on the BD COR™ System, expanding fully-automated high-throughput molecular diagnostic platform for core labs.
•BD Veritor™ At-Home COVID-19 Test: New distribution and retail partners announced.

•Completed the acquisitions of Scanwell Health Inc., to expand and scale digital at-home testing, Venclose Inc., marking BD's entry point to the treatment of chronic venous insufficiency, and Tissuemed, Ltd., adding an innovative, broadly applicable surgical sealant to BD's suite of biosurgery products, and Cytognos, to expand from cancer discovery and diagnosis into post-treatment monitoring.
•Released its inaugural Global Inclusion, Diversity and Equity (ID&E) report, highlighting the progress BD is making toward its ESG strategy.
•Published its 2021 Cybersecurity Annual report, the only MedTech company to do so.
•Named One of America's Most Just Companies in the annual JUST 100 Ranking.
•Included in the 2022 Bloomberg Gender-Equality Index (GEI) and also named a Best Place to Work for LGBTQ+ Equality by The Human Rights Campaign (HRC) Foundation after receiving a perfect score (100%) on the organization’s Corporate Equality Index (CEI).

First Quarter Fiscal 2022 Operating Results

	Three Months Ended December 31,		Change	Foreign Currency Neutral Change[1]
( Millions of dollars, except per share amounts)	2021	2020
Revenues	$4,995	$5,315	(6.0)%	(5.9)%
Base Revenues[1]	$4,811	$4,450	8.1%	8.3%

Reported Diluted Earnings per Share	$2.28	$3.35	(31.9)%	(34.0)%
Adjusted Diluted Earnings per Share[1]	$3.64	$4.55	(20.0)%	(21.5)%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
	2021	2020
United States	$2,853	$3,130	(8.9)%	(8.9)%

International	$2,143	$2,186	(2.0)%	(1.7)%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

First fiscal quarter revenue growth across the segments was driven by strong base business performance.

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
	2021	2020
BD Medical	$2,397	$2,261	6.0%	6.0%

BD Life Sciences	$1,483	$1,979	(25.0)%	(24.8)%

BD Interventional	$1,115	$1,075	3.7%	3.8%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), Pharmaceutical Systems (PS), and Diabetes Care (DC) business units. BD Medical revenue growth was driven by strong performance in MDS and PS.
•MDS performance reflects strong growth in the U.S., particularly catheters and vascular care products.
•MMS performance reflects the anticipated decline in the infusion business due to high demand for infusion pumps in the prior year in the U.S. and Europe that was partially offset by strong demand in the dispensing platform.
•PS performance reflects continued strong demand for pre-fillable devices enabled by capacity expansion.
•DC performance reflects category leadership aided by the timing of certain customer orders in the U.S.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects the decline in COVID-only testing revenues, partially offset by growth in the base business of 16.7% as reported and 17.2% on a currency-neutral basis.
•IDS performance reflects a decline in COVID-only testing revenues to $185 million from $866 million in the prior year, partially offset by growth in the base business of 19.8% as reported, and 20.3% on a currency-neutral basis. Base business growth was driven by continued recovery in demand for specimen management products and microbiology solutions, licensing revenues, and demand for combination flu/COVID-19 diagnostic tests.
•BDB performance reflects continued strong demand for research solutions driven by the recovery in lab activity and continued COVID-19 research.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional revenue growth reflects strong performance in Surgery and UCC.
•Surgery performance reflects growth across the hernia, biosurgery and infection prevention platforms as deferrable procedure volumes recovered compared to the prior year and was also aided by the recent acquisition of Tepha.
•PI performance reflects the impact of a fiscal 2021 product recall, supply chain disruptions and planned product line discontinuations to support portfolio simplification and margin enhancement, partially offset by continued strong performance in atherectomy, particularly in China, and the benefit from the recent acquisition of Venclose.
•UCC performance was driven by continued strong demand for acute urology products.

Assumptions and Outlook for Full Year Fiscal 2022

The company raised its full year revenue and adjusted EPS guidance.

•The company now expects fiscal year 2022 revenues to be in the range of $19.55 billion to $19.75 billion, which reflects an increase of approximately $250 million compared to approximately $19.3 billion to $19.5 billion previously announced.
•Revenue guidance for fiscal year 2022 now assumes base business currency-neutral revenue growth of 5.75% to 6.75%, compared to 5% to 6% previously announced, which represents an increase of approximately $150 million.
•In addition, the revenue guidance range now assumes approximately $450 million in COVID-19-only diagnostic testing revenues, which is an increase of $250 million compared to approximately $200 million previously announced.
•Based on current rates, foreign exchange would represent a headwind of approximately 125 basis points to total company revenue growth compared to approximately 50 basis points previously announced, which represents an incremental headwind of approximately $150 million.
•The company now expects fiscal year 2022 adjusted diluted EPS to be $12.80 to $13.00, including an incremental headwind of approximately $0.10 from foreign currency, compared to $12.30 to $12.50 previously.

BD's outlook for fiscal 2022 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date, which includes assumptions regarding the continued recovery from the COVID-19 pandemic. Among other things, the company’s outlook continues to assume no extended major system-wide hospital restrictions on deferrable procedures related to the COVID-19 pandemic. Management will discuss its outlook and several of its assumptions on its first fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2022 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-off related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its first quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, Feb. 3, 2022. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively you can dial into the replay at 1-800-839-1246 (domestic) and 1-402-220-0464 (international) through the close of business on Thursday, Feb. 10, 2022. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis and adjusted diluted earnings per share. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.  BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison for other companies within the medical technology industry.  Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments, integration and restructuring costs, spin-off related charges, certain transaction gains and losses, certain legal defense and product remediation costs, certain regulatory costs, certain investment gains and losses, the impact of the extinguishment of debt and the dilutive impact of outstanding preferred stock.

We also provide these measures, as well as revenues, on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share and capital deployment. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to any impact of the current disruptions in the global supply chain on our operations, including our ability to source raw materials and components needed to manufacture our products and inflationary pressures; the possible impact of the COVID-19 pandemic on our business and the global healthcare system (including decreases in the demand for our products, any disruptions to our operations (including the impact of employee absenteeism) and our supply chain, and factors such as vaccine utilization rates, the rate of infections, the emergence of new variants and competitive factors that could impact the demand and pricing for our COVID-19 diagnostics testing); product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, changes in tax laws, new environmental laws and regulations, or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; labor shortages and increased labor costs; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; interruptions in our manufacturing or sterilization processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding the COVID-19 pandemic. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2021	2020	% Change
REVENUES	$4,995	$5,315	(6.0)

Cost of products sold	2,572	2,583	(0.4)
Selling and administrative expense	1,223	1,149	6.4
Research and development expense	329	291	13.2
Acquisitions and other restructurings	34	50	(32.0)
Other operating expense, net	21	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	4,180	4,074	2.6
OPERATING INCOME	815	1,241	(34.3)

Interest expense	(98)	(118)	(17.5)
Interest income	2	2	(12.5)
Other income, net	4	32	(88.7)
INCOME BEFORE INCOME TAXES	723	1,157	(37.5)
Income tax provision	46	154	(70.4)
NET INCOME	677	1,003	(32.5)
Preferred stock dividends	(23)	(23)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$655	$981	(33.2)

EARNINGS PER SHARE
Basic Earnings per Share	$2.30	$3.38	(32.0)
Diluted Earnings per Share	$2.28	$3.35	(31.9)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	284,685	290,590
Diluted	286,723	293,112

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	December 31, 2021	September 30, 2021
	(Unaudited)
ASSETS
Cash and equivalents	$1,903	$2,283
Restricted cash	144	109
Short-term investments	8	12
Trade receivables, net	2,177	2,497
Inventories	3,035	2,866
Prepaid expenses and other	1,040	1,072
TOTAL CURRENT ASSETS	8,307	8,838
Property, plant and equipment, net	6,384	6,393
Goodwill and other intangibles, net	36,727	36,684
Other Assets	1,945	1,952
TOTAL ASSETS	$53,363	$53,866
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,064	$500
Other current liabilities	5,671	6,126
Long-term debt	16,360	17,110
Long-term employee benefit obligations	1,078	1,228
Deferred income taxes and other liabilities	5,030	5,225
Shareholders’ equity	24,160	23,677
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,363	$53,866

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	2021	2020
OPERATING ACTIVITIES
Net income	$677	$1,003
Depreciation and amortization	557	555
Change in operating assets and liabilities and other, net	(561)	(25)
NET CASH PROVIDED BY OPERATING ACTIVITIES	674	1,533
INVESTING ACTIVITIES
Capital expenditures	(188)	(246)
Acquisitions, net of cash acquired	(415)	(67)
Other, net	(84)	(116)
NET CASH USED FOR INVESTING ACTIVITIES	(686)	(430)
FINANCING ACTIVITIES
Payments of debt	—	(267)
Dividends paid	(271)	(264)
Other, net	(56)	(61)
NET CASH USED FOR FINANCING ACTIVITIES	(327)	(592)
Effect of exchange rate changes on cash and equivalents and restricted cash	(6)	18
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(345)	530
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	2,392	2,917
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,047	$3,447

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended December 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2021	2020	% Change
BD MEDICAL
Medication Delivery Solutions	$619	$568	9.0
Medication Management Solutions	484	477	1.6
Diabetes Care	151	150	0.9
Pharmaceutical Systems	102	79	29.0
TOTAL	$1,357	$1,274	6.5

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$615	$1,014	(39.4)
Biosciences	129	120	7.8
TOTAL	$744	$1,134	(34.4)

BD INTERVENTIONAL
Surgery	$281	$262	7.6
Peripheral Intervention	217	232	(6.7)
Urology and Critical Care	254	228	11.3
TOTAL	$752	$722	4.2

TOTAL UNITED STATES	$2,853	$3,130	(8.9)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$465	$440	$3	5.8	5.1
Medication Management Solutions	143	152	1	(6.4)	(6.8)
Diabetes Care	138	136	(1)	1.7	2.3
Pharmaceutical Systems	294	260	(3)	13.2	14.5
TOTAL	$1,040	$988	$—	5.3	5.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$530	$653	$(4)	(18.8)	(18.2)
Biosciences	209	192	(1)	9.0	9.8
TOTAL	$739	$845	$(5)	(12.5)	(11.9)

BD INTERVENTIONAL
Surgery	$80	$70	$—	13.4	13.7
Peripheral Intervention	197	193	1	1.7	1.3
Urology and Critical Care	87	89	(2)	(3.2)	(1.4)
TOTAL	$363	$353	$(1)	2.8	3.1

TOTAL INTERNATIONAL	$2,143	$2,186	$(7)	(2.0)	(1.7)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,084	$1,008	$3	7.6	7.3
Medication Management Solutions	627	630	1	(0.4)	(0.5)
Diabetes Care	289	285	(1)	1.3	1.6
Pharmaceutical Systems	397	339	(3)	16.9	17.9
TOTAL	$2,397	$2,261	$—	6.0	6.0

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,145	$1,667	$(4)	(31.3)	(31.1)
Biosciences	338	312	(1)	8.6	9.0
TOTAL	$1,483	$1,979	$(5)	(25.0)	(24.8)

BD INTERVENTIONAL
Surgery	$361	$332	$—	8.8	8.9
Peripheral Intervention	413	426	1	(2.9)	(3.1)
Urology and Critical Care	340	317	(2)	7.2	7.7
TOTAL	$1,115	$1,075	$(1)	3.7	3.8

TOTAL REVENUES	$4,995	$5,315	$(7)	(6.0)	(5.9)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended December 31,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN

TOTAL REVENUES	$4,995	$5,315	$(7)	(6.0)	(5.9)
Less: COVID-19-only Diagnostic Testing Revenues	185	866	—	(78.7)	(78.7)
Base Revenues	$4,811	$4,450	$(7)	8.1	8.3

BD LIFE SCIENCES REVENUES	$1,483	$1,979	$(5)	(25.0)	(24.8)
Less: COVID-19-only Diagnostic Testing Revenues	185	866	—	(78.7)	(78.7)
Base BD Life Sciences Revenues	$1,299	$1,113	$(5)	16.7	17.2

Integrated Diagnostic Solutions Revenues	$1,145	$1,667	$(4)	(31.3)	(31.1)
Less: COVID-19-only Diagnostic Testing Revenues	185	866	—	(78.7)	(78.7)
Base Integrated Diagnostic Solutions Revenues	$960	$801	$(4)	19.8	20.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,
	2021	2020	Change	Foreign Currency Translation	Foreign Currency Neutral Change	% Change	% Foreign Currency Neutral Change
Reported Diluted Earnings per Share	$2.28	$3.35	$(1.07)	$0.07	$(1.14)	(31.9)%	(34.0)%
Purchase accounting adjustments ($364 million and $353 million pre-tax, respectively) (1)	1.27	1.20		—
Integration costs ($17 million and $33 million pre-tax, respectively) (2)	0.06	0.11		—
Restructuring costs ($17 million and $17 million pre-tax, respectively) (2)	0.06	0.06		—
Separation and related costs ($25 million pre-tax) (3)	0.09	—		—
Transaction gain/loss, product and other litigation-related matters ($5 million and $(5) million pre-tax, respectively)	0.02	(0.02)		—
European regulatory initiative-related costs ($31 million and $26 million pre-tax, respectively) (4)	0.11	0.09		—
Investment gains/losses and asset impairments ($17 million pre-tax) (5)	0.06	—		—
Impacts of debt extinguishment ($11 million pre-tax)	—	0.04		—
Dilutive Impact (6)	—	(0.02)		—
Income tax benefit of special items ($(88) million and $(79) million, respectively)	(0.31)	(0.27)		—
Adjusted Diluted Earnings per Share	$3.64	$4.55	$(0.91)	$0.07	$(0.98)	(20.0)%	(21.5)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)Represents costs required to develop processes and systems to comply with regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").
(5)The current-period amount includes unrealized losses recorded within Other income, net relating to certain investments.
(6)Represents the dilutive impact of convertible preferred shares outstanding which were excluded from the reported diluted earnings per share calculation because these share equivalents would have been antidilutive. The adjusted diluted average shares outstanding (in thousands) at December 31, 2020 were 299,107.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2022 OUTLOOK RECONCILIATION

	Full Year FY2021	Full Year FY2022 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues	$20,248
Less: COVID-19-only Diagnostic Testing Revenues	1,956
Base Business Revenues	$18,292

FY2022 Base Business Revenue Growth		+5.75% to +6.75%
FY2022 COVID-19-only Diagnostic Testing Revenues			~$450 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~125) basis points
Total FY 2022 Revenues			$19.55 - $19.75 billion

		Full Year FY2022 Outlook
	Full Year FY2021	Total Company
Reported Diluted Earnings per Share	$6.85
Purchase accounting adjustments ($1.406 billion pre-tax) (1)	4.82
Integration costs ($135 million pre-tax) (2)	0.46
Restructuring costs ($50 million pre-tax) (2)	0.17
Separation and related costs ($35 million pre-tax) (3)	0.12
Transaction gain/loss, product and other litigation-related matters ($272 million pre-tax) (4)	0.93
European regulatory initiative-related costs ($135 million pre-tax) (5)	0.46
Investment gains/losses and asset impairments ($(46) million pre-tax) (6)	(0.16)
Impacts of debt extinguishment ($185 million pre-tax)	0.63
Income tax benefit of special items ($(353) million)	(1.21)
Adjusted Diluted Earnings per Share	$13.08	$12.80 to $13.00

Note - Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)Includes gains of $158 million on sale-leaseback transactions and charges of $361 million to record product liability reserves, including related legal defense costs, which were recorded to Other operating expense, net. The amount also includes charges of $56 million recorded to Cost of products sold related to the estimate of future product remediation costs.
(5)Represents costs required to develop processes and systems to comply with regulations such as the EUMDR and GDPR.
(6)Includes unrealized gains recorded within Other (expense) income, net relating to certain investments.